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                                                                EXHIBIT 4.06(d)



                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
          OF RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT



         THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND FINANCING STATEMENT ("Mortgage") is made and granted this 29th day of November, 1996, by FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, whose address is 6501 East Nevada, Detroit, Michigan 48234 ("Mortgagor"), to COMERICA BANK, a Michigan banking corporation, whose address is Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 ("Mortgagee").

         Mortgagor is or may become indebted to Mortgagee in the amount of FORTY MILLION DOLLARS ($40,000,000) pursuant to that certain Mortgage-Backed Credit Agreement of even date herewith between Mortgagor and General Host Corporation (the "Borrowers") and Mortgagee (the "Loan Agreement") and a Promissory Note executed or to be executed pursuant to the Loan Agreement the ("Note") and the other Documents (as defined in the Loan Agreement).

         THIS MORTGAGE SECURES FUTURE ADVANCES AND IS A FUTURE ADVANCE MORTGAGE UNDER ACT 348 OF THE PUBLIC ACTS OF 1990 (MCLA 565.901 ET SEQ). THE MAXIMUM PRINCIPAL AMOUNT EXCLUDING PROTECTIVE ADVANCES, THAT MAY BE SECURED BY THIS MORTGAGE IS FORTY MILLION DOLLARS ($40,000,000).

                                GRANTING CLAUSE

          In order to secure payment of the Indebtedness (hereinafter defined), the performance of the covenants, terms and conditions hereof and of any of the Documents, Mortgagor does MORTGAGE AND WARRANT to Mortgagee, subject only to the Permitted Encumbrances (hereinafter defined), real estate owned by Mortgagor situated in Wayne County, Michigan described more particularly on Exhibit A attached hereto;

         Together with all buildings and improvements now or hereafter existing upon the real estate or any part thereof, and all heretofore or hereafter vacated alleys, streets and sidewalks abutting the real estate and all easements, licenses, rights-of-way and privileges benefitting the real estate or in anywise appertaining thereto, if any, and together with all Fixtures (hereinafter defined); and

         Together with all of the rents, profits and leases of the Premises (hereinafter defined) and all of the tenements, hereditaments, and appurtenances thereto belonging or in anywise appertaining and any and all reversions and remainders, and all of the estate, right, title, interest, property, claim and demand whatsoever of Mortgagor in and to the Premises and any part thereof; and



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         Mortgagor grants to Mortgagee a security interest in all of the
Fixtures, but if the same be deemed to be part of the real estate then Mortgagor mortgages and warrants such Fixtures to Mortgagee. Mortgagor grants to Mortgagee a security interest in the Accounts and Specific Intangibles (all hereinafter defined), and all proceeds of the foregoing.

                                  DEFINITIONS

FOR THE PURPOSE OF THIS MORTGAGE UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE:

         A. "ACCOUNTS" are any right to payment in which Mortgagor has an interest arising out of ownership, of the Premises and include all rents, profits and income of the Premises (to the extent the same are or may hereafter be subject to the Uniform Commercial Code as adopted in the jurisdiction where the Premises are situated) and all accounts receivable which are any part of or arise from such rents, profits and income which otherwise relate in any way to the Premises.

         B. "ASBESTOS" shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos which represents a health risk, as such terms are defined under the Relevant Environmental Laws.

         C. "EVENT OF DEFAULT" shall have the meaning set forth in paragraph 11.

         D. "FIXTURES" are all goods and equipment which are or hereafter become fixtures and are located upon or within the Premises or are now or hereafter attached to the Premises or Fixtures, including, but not limited to, any and all partitions, dynamos, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air-conditioning and air-handling equipment, built-in refrigerated rooms, gas and electric machinery, elevators and elevator equipment and appurtenances and equipment, permanently affixed to the real estate and all replacements thereof and all proceeds of such Fixtures.

         E. "SPECIFIC INTANGIBLES" are any and all of the right, title and interest of Mortgagor in and to (i) all insurance policies and the proceeds thereof or claims paid or to be paid thereunder relating in any manner to the Premises or to the rents thereof, and any return of premiums, and (ii) any awards or settlements of an eminent domain proceeding involving a taking of the Premises or any part thereof or any awards or settlements made in an eminent domain proceeding arising out of any claim of diminution in value of the Premises, (iii) any damage awards or settlements arising out of or connected with any lease or the breach of any lease or any damages to the Premises or to Mortgagor's interest therein.

         F. "HAZARDOUS WASTES" shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; toxic or hazardous substances, wastes, or contaminants (including, but not limited to, polychlorinated biphenyls ("PCB's"), and urea formaldehyde foam insulation); and discharges of sewage or effluent.





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         G.      Any reference to "INDEBTEDNESS" means the principal, interest, fees and all other sums from time to time owing by the Borrowers under the Loan Agreement or other Documents or evidenced by the Note and all renewals, extensions and modifications thereof, and all other amounts at any time due or to become due under the Documents, and all sums, with interest thereon, advanced to protect the security of this Mortgage, and all other indebtedness and liabilities of Mortgagor or any guarantor to Mortgagee, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and howsoever evidenced.

         H. "PERMITTED ENCUMBRANCES" are the Permitted Liens (defined in the Loan Agreement) and the encumbrances (if any) set forth on Exhibit B attached hereto.

         I. Any reference to "PREMISES" shall be deemed to apply without limitation to all of the above described real estate, and to all buildings and improvements now or hereafter located thereon, and to all heretofore or hereafter vacated alleys, streets and sidewalks, easements, licenses, privileges, right-of-ways, reversions, remainders and all rights, titles, interests, property, claims and demands of Mortgagor therein and to the rents, profits, income and leases of the Premises and to the Fixtures.

         J. "RELEVANT ENVIRONMENTAL LAWS" shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on the Premises; (B) the existence on, discharge from, or removal from the Premises of Hazardous Wastes; and (C) the effects on the environment of the Premises or of any activity now, previously, or hereafter conducted on the Premises. The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); as each may now or hereafter be amended; and
(3) any state and local laws and regulations pertaining to Hazardous Wastes and/or Asbestos.

MORTGAGOR DOES HEREBY COVENANT AS FOLLOWS:

         1. PAYMENT OF INDEBTEDNESS. Mortgagor shall pay the Indebtedness according to the terms of the Loan Agreement, the Note, and the other Documents and shall perform all the terms, covenants and conditions hereof and of each of the Documents.





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          2.      TITLE.  At the time of the execution and delivery of this
Mortgage, Mortgagor is well and truly seized of the Premises in fee simple, free of all liens, encumbrances and easements whatsoever, whether prior or subordinate hereto, except Permitted Encumbrances.

         Mortgagor shall forever warrant and defend the Premises against any and all claims whatsoever, including all security interests. Except and to the extent of the Permitted Encumbrances, the lien created hereby is and shall be kept a first lien upon the Premises and the security interests created hereby shall be kept as first security interests in and upon the Fixtures, Accounts and Specific Intangibles and every part thereof. Mortgagor shall pay when due all amounts which might become a lien upon the Premises prior to this Mortgage. Mortgagor shall not grant or suffer a security interest in any of the Fixtures, Accounts or Specific Intangibles prior to the security interest granted to Mortgagee. Mortgagor, upon Mortgagee's request, shall execute all other instruments necessary to confirm or protect the lien of this Mortgage and the security interests granted herein including, without limitation, security agreements, financing statements and renewals thereof.

         3. TAXES. Except as specifically provided to the contrary in the Loan Agreement, Mortgagor shall pay forthwith prior to the imposition of any penalty or interest all taxes and assessments that may be levied upon the Premises and shall promptly deliver to Mortgagee receipts showing payment thereof. Mortgagor shall pay when due all taxes and assessments that may be levied upon or on account of this Mortgage or the Indebtedness secured hereby or upon the interest or estate in the Premises created or represented by this Mortgage, whether levied against Mortgagor or otherwise. If at any time internal revenue stamps are required to be affixed to this Mortgage or any other Document, Mortgagor shall pay for the same with any interest or penalties imposed in connection therewith. In the event that payment by Mortgagor, even if voluntarily made, of any tax referred to in this paragraph would be contrary to public policy or would result in the payment of interest in excess of the rate permitted by law, then Mortgagor shall have no obligation to pay the portion of such tax which would result in the violation of public policy or the payment of such excess interest; provided, however, in any such event, at any time after the enactment of the law providing for such tax, Mortgagee, at its election, may declare the entire principal balance of the Indebtedness secured hereby, together with interest thereon, to be due and payable immediately.

         4. WASTE, ALTERATIONS, COMPLIANCE WITH LAW. Mortgagor shall abstain from and shall not suffer the commission of waste on the Premises and shall keep the same in good repair (reasonable wear and tear excepted) and shall make replacements thereto as and when the same become necessary. Mortgagor shall promptly notify Mortgagee, in writing, of the occurrence of any material loss or damage to the Premises. Mortgagor shall not materially alter the Premises or Fixtures, or remove the Fixtures from the Premises, or permit any tenant or other person to do so, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld; provided, however, Mortgagor may replace any Fixtures which require replacement in the exercise of Mortgagor's business judgment, with Fixtures of like or better quality than those replaced. Mortgagor shall not permit any portion of the Premises to be used for any unlawful purpose. Mortgagor shall comply in all material respects with all laws, ordinances, regulations and orders of all public authorities having jurisdiction thereof and all covenants, conditions and restrictions relating to the Premises or the use, occupancy and





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maintenance thereof.  Mortgagor shall permit Mortgagee at any time, and from time to time, to enter the Premises for the purpose of inspecting the same during normal business hours.

         5.      HAZARDOUS WASTES.

         A. Representations and Warranties. Except as specifically described in the Loan Agreement, the Mortgagor represents, warrants to the best of its knowledge and covenants to the Mortgagee as follows:

              (i) At all times since the vesting of title to the Premises in the Mortgagor and (to the best of Mortgagor's knowledge) at all times prior to the vesting of title to the Premises in the Mortgagor, there are no and have been no violations of the Relevant Environmental Laws respecting the Premises and no consent orders have been entered with respect thereto.

             (ii) At all times since the vesting of title to the Premises in the Mortgagor and (to the best of Mortgagor's knowledge) at all times prior to the vesting of title to the Premises in the Mortgagor, there are no and have been no Hazardous Wastes or Asbestos either at, upon, under or within, or discharged or emitted at or from, the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from the Premises other than those Hazardous Wastes which are necessary and commercially reasonable for the conduct of the Mortgagor's business operated on the Premises and which Hazardous Wastes have been, at all times prior to the date hereof, and at all times hereafter shall be, handled and disposed of in compliance with all Relevant Environmental Laws and industry standards and in a commercially reasonable manner by the Mortgagor other than inventory sold in the ordinary course of Borrower's business.

            (iii) The Premises will not be used for the purpose of storing Hazardous Wastes other than inventory sold in the ordinary course of Borrower's business, and no such storage or use will otherwise be allowed on the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto the Premises.

             (iv) No Authorized Officer of Mortgagor is aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting the Premises. The Mortgagor shall promptly notify the Mortgagee of any such claims and shall furnish Mortgagee with a copy of any such communications received by Mortgagor.

              (v) The Mortgagor shall notify Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of or suspects the presence of Hazardous Wastes (other than those Hazardous Wastes which are necessary and commercially





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         reasonable for the conduct of the Mortgagor's business operated on the
         Premises and which Hazardous Wastes have been, at all times prior to the date hereof, and at all times hereafter shall be, handled and disposed of in compliance with all Relevant Environmental Laws and industry standards and in a commercially reasonable manner by the Mortgagor) or Asbestos or a violation of the Relevant Environmental Laws at the Premises.

             (vi) The Mortgagor shall ensure that the Premises complies and continues to comply in all material respects with the Relevant Environmental Laws.

            (vii) If the Premises are used or maintained so as to subject the Mortgagor, the Mortgagee or the user of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), the Mortgagor shall immediately remedy and fully cure any conditions arising therefrom, at its own cost and expense.

         B. Mortgagor's Obligations. At its sole cost and expense, the Mortgagor shall:

              (i) Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

             (ii) Keep the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

         C. Mortgagee's Options. In the event that the Mortgagor fails to comply with the requirements of this paragraph 5, after notice to the Mortgagor, Mortgagee may, but shall not be obligated to, exercise its right to do one or more of the following: (i) declare that such failure constitutes an Event of Default under paragraph 11 herein; and/or (ii) take any and all actions, at the Mortgagor's expense, that Mortgagee deems necessary or desirable to cure said failure of compliance.

         All costs incurred pursuant to this paragraph 5 shall become immediately due and payable with interest thereon at the rate at which interest accrues in the Note on amounts after the same become due, and the amount thereof, including any such interest, shall, if incurred prior to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, be added to the Indebtedness and shall be secured by this Mortgage and each other Document granting Mortgage collateral or security for Indebtedness.

         D. Indemnity. Mortgagee shall not be liable for and the Mortgagor shall immediately pay to Mortgagee when incurred and shall indemnify, defend and hold Mortgagee harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Mortgagee may suffer or incur (as holder of this Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Premises by virtue of foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection in any way with any of the Relevant Environmental Laws (including the assertion that any lien existing





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pursuant to the Relevant Environmental Laws takes priority over the lien of this Mortgage), any environmental assessment or study from time to time undertaken or requested by the Mortgagor or Mortgagee pursuant to paragraph 5 hereof, or breach of any covenant or undertaking by the Mortgagor herein; provided, however, the Mortgagor shall have no obligation hereunder to the Mortgagee with respect to indemnified liabilities arising solely from the gross negligence or willful misconduct of the Mortgagee. Any environmental audit conducted at the Mortgagee's request shall not be deemed a waiver or relinquishment of the Mortgagee's right to rely on the covenants, representations, warranties or agreements made herein and in any other Document, or to receive the protection and indemnity outlined above. If at any time the Mortgagee reasonably believes that any Relevant Environmental Law has been or is being violated, the Mortgagee shall have the right to cause an environmental audit to be conducted at Mortgagor's sole expense or to require Mortgagor, at Mortgagor's expense, to have an environmental audit done and to furnish evidence satisfactory to the Mortgagee that no such violation has occurred.

         E. Survival. The provisions of this paragraph 5 shall survive the foreclosure of this Mortgage, the delivery of a deed in lieu of foreclosure, and the payment of the Indebtedness.

         6. INSURANCE. Mortgagor shall maintain the insurance required under the Loan Agreement.

         7. ESCROWS FOR TAXES AND INSURANCE. Immediately upon the occurrence and during the continuance of an Event of Default, upon Mortgagees demand therefor, Mortgagor shall pay to Mortgagee monthly, at the times provided in the Note for payment of principal and/or interest, installments for the purpose of paying taxes, assessments and insurance premiums. The amount of the installments to be paid may change from time to time as taxes, assessments and insurance premiums change. To determine the monthly installment, the amount and due date of each separate tax, assessment and insurance premium are first determined. The amount of the monthly installment is calculated by dividing each separate tax, assessment and insurance premium by twelve (12) and adding the resulting figures. The installments will be so timed as to assure to Mortgagee that it will have sufficient funds to pay each respective tax, assessment or insurance premium one month before the due date. Additionally, upon Mortgagee's demand for such installments, Mortgagor will deposit with Mortgagee a sufficient sum for each tax, assessment or insurance premium, computed independently as set forth above, which, when added to the installments that come due before the next due date for such tax, assessment or premium, will give Mortgagee sufficient funds to pay the same one month before the due date. All amounts paid to Mortgagee hereunder will be held by Mortgagee as additional security for the Indebtedness and may be commingled by Mortgagee with any other funds. Mortgagor shall not be entitled to receive interest on account of any sums held hereunder. Nothing contained herein shall in any manner limit the obligation of Mortgagor to pay taxes and assessments; provided, however, if no Event of Default has occurred hereunder nor any act occurred which with the giving of notice or passage of time or both would constitute an Event of Default hereunder and provided Mortgagor delivers to Mortgagee at least thirty (30) days before the same become due all invoices, bills and statements respecting the foregoing items, the payments made under this paragraph shall be applied by Mortgagee for the purposes for which they are made. In addition to the escrows for taxes and insurance, Mortgagor shall deposit with Mortgagee, in Mortgagor's account all security deposits relating to the Premises which shall be





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returned as and when tenants are entitled thereto.  Upon and during the continuance of an Event of Default by Mortgagor, Mortgagee may, at its option, but without obligation on its part so to do, apply all amounts held (other than security deposits which shall be held for the purpose intended) toward the payment of taxes, assessments and insurance premiums and/or toward the payment of any amounts payable by Mortgagor to Mortgagee under this Mortgage and/or toward the payment of the Indebtedness or any portion thereof, whether or not the same is then due and payable.

         8. PERFORMANCE BY MORTGAGEE. If an Event of Default shall occur with respect to the obligations of Mortgagor in the payment of any taxes or assessments or in making repairs or replacements or in procuring and maintaining insurance and paying the premiums therefor, or in keeping or performing any other covenant, term or condition hereof, Mortgagee may, at its option and without any obligation on its part so to do, pay the taxes and assessments, make such repairs and replacements, effect such insurance, pay the premiums, and perform any other covenant, term or condition of Mortgagor herein. All amounts expended by Mortgagee hereunder shall be secured hereby and shall be due and payable by Mortgagor to Mortgagee forthwith on demand, with interest thereon at the rate at which interest accrues in the Note on amounts after the same become due.

          9. STATUTORY WASTE. Nonpayment of any taxes or assessments levied or assessed upon the Premises, except to the extent being contested by an appropriate proceedings being diligently pursued by Mortgagor, or nonpayment of any insurance premium upon any insurance policy relating to the Premises, or any part thereof, shall constitute waste, and shall entitle Mortgagee to exercise the remedies afforded by Section 600.2927 of the Michigan Revised Judicature Act of 1961, as now or hereafter amended, and by any other statute or law now or hereafter in effect. Mortgagor hereby consents to the appointment of a receiver should Mortgagee elect such remedy.

         10. PAYMENT OF MORTGAGEE COSTS. In the event that Mortgagee is made a party to any suit or proceedings instituted after the date hereof by reason of the interest of Mortgagee in the Premises, or if Mortgagee is required to arbitrate or negotiate any claim asserted against it by reason of its interest in the Premises, whether or not such claim results in a suit or proceeding, Mortgagor shall reimburse Mortgagee for all costs and expenses, including reasonable attorneys' fees. All amounts incurred by Mortgagee hereunder shall be secured hereby and shall be due and payable by Mortgagor to Mortgagee forthwith on demand, with interest thereon at the rate at which interest accrues on the Note on amounts after the same become due. Wherever in this Mortgage or in any other Document an obligation is imposed upon Mortgagor to pay the reasonable attorney's fees of Mortgagee, such fees shall be deemed to include all reasonable fees incurred, whether such fees are incurred in consulting an outside or in-house attorney or in a proceeding of any kind and if in a proceeding, whether at the trial or appellate stages.

         11.     DEFAULT AND REMEDIES.

         A. It shall be an Event of Default hereunder if there occurs any "Event of Default" as defined in the Loan Agreement.





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         B.      Mortgagee may at any time after the occurrence and during the continuance of any Event of Default (i) without further notice, declare the Indebtedness, including the then applicable prepayment premium, if any, to be due and payable immediately; (ii) exercise any and all other rights and remedies provided by this Mortgage or the Note or any other Document, or by law, including appointment of a receiver to which appointment Mortgagor consents. Mortgagor acknowledges that the commencement of foreclosure proceedings shall be deemed acceleration. Mortgagee shall have the right from time to time to sue for any sums whether interest, damages for failure to pay principal or any installment thereof, taxes, installments of principal, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not the principal sum secured or any other sums evidenced by the Note or secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced. Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the Premises, or by any other person whose interest in the Premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the Premises, shall be deemed, as between the Mortgagee and all persons who at any time may be liable as aforesaid or may own the Premises, to have been made on behalf of all such persons.

         C. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor.

         D. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness, or by reason of any agreement or stipulation between any subsequent owner or owners of the Premises and the Mortgagee extending the time of payment or modifying the terms of the Documents without first having obtained the consent of the Mortgagor or such other person. In the latter event, the Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee.

         E. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, the Mortgagee may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for the Indebtedness and may extend the time of payment or otherwise modify the terms of the Documents without, as to the security or the remainder thereof, in anywise impairing or





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

affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the Indebtedness as it may be so extended or modified, over any subordinate lien. Mortgagee may resort for the payment of the Indebtedness to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

          12. POWER OF SALE. Upon and during the continuance of an Event of Default, power is granted to Mortgagee to sell the Premises or any part thereof at public auction, and to convey same to the purchaser after notice as required by the statutes of the State of Michigan for foreclosure of mortgages by advertisement being Sections 600.3201 et seq., Michigan Compiled Laws, as amended. Upon and during the continuance of an Event of Default, Mortgagee shall have the remedies of a secured party under the Michigan Uniform
Commercial Code, including without limitation, the right to notify account debtors and to collect or compromise or sue for collection of all or any Accounts or and Specific Intangibles by any lawful means. For the purpose of taking possession of the Fixtures, Mortgagee may enter upon any premises on which the Fixtures or any part thereof may be situated and hold the Fixtures upon the Premises (without charge to Mortgagee), or dispose of the Fixtures or Goods on the Premises, or remove the same to such other place as Mortgagee shall determine. Upon demand by Mortgagee, Mortgagor shall assemble the Fixtures and make them available to Mortgagee at the Premises. Any requirement of notice under the Uniform Commercial Code shall be met if such notice is mailed to Mortgagor, postage prepaid, at least ten (10) days before the event with respect to which notice is required. Mortgagee shall be entitled to recover all expenses incurred by Mortgagee in retaking, holding, preparing for sale, selling and collecting the Fixtures, Accounts and Specific Intangibles, together with reasonable attorney's fees and other expenses incurred by Mortgagee in protecting and enforcing its rights and remedies with respect to the Indebtness, the Fixtures, Accounts and Specific Intangibles.

WARNING - THIS PARAGRAPH 12. CONTAINS A WAIVER OF IMPORTANT LEGAL RIGHTS.

         This Mortgage contains a power of sale which permits the Mortgagee to cause the Premises to be sold upon an Event of Default. The Mortgagee may elect to cause the Premises to be sold by advertisement rather than pursuant to court action, and Mortgagor hereby voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor, to the extent permitted by law, hereby knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the Premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraph 17 entitles the Mortgagee to require immediate payment of the balance of the Indebtedness in full if the Premises are sold or otherwise transferred without the prior written consent of Mortgagee. By execution of this Mortgage, the Mortgagor represents and acknowledges that the meaning and consequences of this paragraph have been discussed as fully as desired by the Mortgagor with the Mortgagor's legal counsel.

         13. DISTRIBUTION UPON SALE. Upon a foreclosure sale of the Premises or any part thereof, the proceeds of such sale shall, subject to applicable law, be applied in such order as Mortgagee elects:

         (a) To the payment of all costs of the suit or foreclosure, including reasonable attorneys' fees and the cost of title searches and abstracts;

         (b) To the payment of all other expenses of Mortgagee, including all monies expended by Mortgagee and all other amounts payable by Mortgagor to Mortgagee hereunder, with interest thereon;

         (c) To the payment of all other Indebtedness including the interest thereon;

         (d) To the payment of the surplus, if any, to Mortgagor or to whomsoever shall be entitled thereto.

         14. SALE IN PARCELS. Upon any foreclosure sale of the Premises, the same may be sold either as a whole or in parcels, as Mortgagee may elect and, if in parcels, the same may be divided as Mortgagee may elect and, at the election of Mortgagee, may be offered first in parcels, in any manner or order as Mortgagee may elect in its sole discretion, and then as a whole, any law, statutory or otherwise, to the contrary notwithstanding, and Mortgagor hereby waives the right to require any such sale to be made in parcels or the right to select such parcels.

         15. EMINENT DOMAIN. In the event there is a proceeding relating to the Premises or any part thereof under the power of eminent domain, the entire award rendered in such proceeding or any settlement of such proceeding shall be paid to Mortgagee to be applied in accordance with the Loan Agreement.

         16. ASSIGNMENT OF LEASES AND RENTS. A. As additional security for the payment of the Indebtedness and the performance of the covenants, terms and conditions contained herein and in any other Document, Mortgagor does hereby assign, mortgage and warrant to Mortgagee, all rents, income and profits of the Premises and all present and future leases pertaining thereto and all guarantees of the tenant's obligations thereunder, together with the right in the Mortgagee to enforce the leases, to take possession of the Premises and every part thereof, and to collect the rents and profits and to apply the same, as hereinafter provided. Notwithstanding this assignment, until an Event of Default occurs, Mortgagor shall have the right to collect the rents, profit and income of the Premises.

         B. Mortgagor shall not, without the prior written consent of Mortgagee, accept any prepaid rent under any lease of the Premises except for the then current month and security deposits; nor shall Mortgagor enter into any new lease of the Premises or any part thereof except in accordance with a form of lease approved in advance by Mortgagee. Mortgagor shall not take or suffer any actions which would effectuate a merger of a lease with a fee so as to terminate the lessee's obligations. Any act in violation of this paragraph 16 B shall be void and of no effect.

         C. Mortgagor shall perform all of the obligations of the lessor under all leases of the Premises or any part thereof in accordance with the terms and provisions thereof and shall not suffer or permit any impairment of the security thereof. Mortgagor shall manage the Premises and every part thereof in accordance with sound business practices. Mortgagor shall promptly take such actions as are reasonable and prudent to enforce the lessee's obligations under any lease. Mortgagee shall have no obligations, responsibility or liability of lessor under any lease assigned hereby, and shall have no obligation to account for any security deposit unless the same has been actually deposited with Mortgagee.

         D. Mortgagor shall deliver to Mortgagee within ten (10) days after written request from Mortgagee a statement in writing setting forth the names of the tenants of the Premises, the expiration dates of the leases, and the amounts of rents and any other sums due thereunder, and together therewith shall furnish to Mortgagee copies of all such leases. Mortgagor shall, upon written request, execute and deliver to Mortgagee such other and further documents as may be reasonably appropriate to confirm the assignment of rents, profits, and leases made hereby.

         E. Upon an Event of Default, Mortgagee may, pursuant to the assignment herein contained, and in addition to exercising any and all other rights and remedies provided by this Mortgage or by law, including the appointment of a receiver (to which appointment Mortgagor consents), or by any other Document, with or without foreclosure or entry upon the Premises, demand, collect, sue for, receive, compromise, and compound all rents, income and arrears of rent as may then or thereafter be due and owing from the tenants, occupiers, lessees or assignees of any lessees of the Premises and Mortgagor hereby authorizes and directs the tenants, occupiers, lessees or assignees of any lessees of the Premises to make payment to Mortgagee of rent and any other sums then due and to become due under the leases upon receipt of written demand therefor by Mortgagee, without liability for the determination of Mortgagee's rights thereto. In such event, Mortgagee shall have the power, either directly or through a rental agent selected by Mortgagee, to operate, maintain and repair the Premises, and to amend any lease and to exercise any and all rights of Mortgagor with respect to any lease; and out of the rents and income thus received, after the payment of all costs and expenses of Mortgagee, to retain all sums then or thereafter due hereunder, and also a commission of six percent (6%) upon all such rents and income thus collected as compensation for its services in making such collections. The rights and powers of Mortgagee hereunder shall continue and remain in full force and effect until all amounts due Mortgagee hereunder, including any deficiency resulting from foreclosure sale, are paid in full, and shall continue after commencement of foreclosure and after foreclosure sale and until expiration of any applicable period of redemption, notwithstanding the sale of the Premises to a purchaser other than Mortgagee. Mortgagee shall not be liable to Mortgagor or anyone claiming under or through Mortgagor by reason of anything done or left undone by Mortgagee hereunder, except for damage resulting from gross negligence or willful misconduct of Mortgagee.

         F. Mortgagor covenants, represents and warrants to Mortgagee that Mortgagor has not executed any prior assignment of the leases of the Premises, or of the rents, profits and income of the Premises except to Mortgagee and Mortgagor covenants it will not hereafter execute any such assignment until such time as all Indebtedness secured hereby is fully paid and satisfied.

         G. Mortgagor agrees that no holder of any subordinate lien shall have any right to terminate any lease of any portion of the Premises whether or not such lease is subordinate to this Mortgage.

         17. TRANSFER OF MORTGAGOR'S INTEREST. Except to the extent provided in the Loan Agreement, it shall be an Event of Default hereunder if, without Mortgagee's prior written consent, Mortgagor shall at any time cease to be the holder of the entire record title to and beneficial interest in the Premises or any part thereof, whether by sale or any other means whatsoever, or any lien or encumbrance is placed upon the Premises, even if inferior hereto, or Mortgagor executes any contract of sale or transfers possession of the Premises or any part thereof or assigns the right to receive the rents.

         18. SECURITY AGREEMENT/FINANCING STATEMENT. This Mortgage is a mortgage, security agreement, fixture filing and financing statement under the Uniform Commercial Code. This instrument is also to be indexed in the index of fixture filings and financing statements. This instrument covers goods which are or are to become fixtures on the Premises. The names of the debtor and the secured party, the mailing address of the secured party from which information concerning this security interest may be obtained, the mailing address of the debtor and a statement indicating the types, or describing the items, of collateral, are as described herein, in compliance with the requirements of the Uniform Commercial Code. The Mortgagor's taxpayer identification number is 36-156137. A copy of this Mortgage may be filed as a financing statement.

         19. CUMULATIVE REMEDIES. Each and every one of the rights, remedies and benefits provided to Mortgagee herein or in any other Document shall be separate, distinct and cumulative and shall not be exclusive of any other of said rights, remedies or benefits, or of any other rights, remedies or benefits allowed by law. Any waiver by Mortgagee of any default shall not constitute a waiver of any similar or other default. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

         20. BINDING EFFECT. All of the covenants and conditions hereof shall run with the land and shall be binding upon the successors and assigns of Mortgagor, and shall inure to the benefit of the successors and assigns of Mortgagee. Any reference herein to "Mortgagee" and "Mortgagor" shall include the successors and assigns of each.

         21. SEVERABILITY. The invalidity of any of the covenants, phrases or clauses in this Mortgage shall not affect the remaining portions hereof, and this Mortgage shall be construed as if such invalid covenant, phrase or clause had not been contained herein.

         22. JOINT AND SEVERAL LIABILITY. If Mortgagor consists of more than one party, the term "Mortgagor" shall include all such parties and they shall be jointly and severally liable under any and all obligations, covenants and agreements of the Mortgagor contained herein.

         23. MORTGAGOR'S CERTIFICATE. Mortgagor, upon Mortgagee's request, shall certify, by a writing duly acknowledged, to the Mortgagee or to any proposed assignee of this Mortgage, the amount of the Indebtedness then owing and whether any offsets, counterclaims or defenses exist against the Indebtedness, within ten (10) days after the request is made.

         24. NOTICE. Any notice hereunder shall be sufficient if made in writing and delivered to Mortgagor by mail to Frank's Nursery & Crafts, Inc., 6501 East Nevada, Detroit, Michigan 48234 and shall be deemed made and delivered two (2) business day after deposit thereof in the mails, postage paid.

         25. EFFECT OF HEADINGS. The headings of each paragraph are descriptive only and have no legal effect.

         26. GOVERNING LAW. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of Michigan.

         27. RELEASE. Upon payment in full of the obligations and liabilities under the Loan Agreement and the Documents (defined therein) and, if later, the date of all of Mortgagee's commitments to lend thereunder are terminated, Mortgagee shall provide Mortgagor with a discharge and release hereof in recordable form.


                           [SIGNATURES ON NEXT PAGE]

In the Presence of:                       FRANK'S NURSERY & CRAFTS, INC.



       [SIG]                              By:   Robert M. Lovejoy Jr.
-------------------------------              --------------------------------
       [SIG]                                     Robert M. Lovejoy Jr.
-------------------------------           Its:   Vice-President



STATE OF MICHIGAN    )
                     : ss.
COUNTY OF Wayne      )

        The foregoing instrument was acknowledged before me this 29th day of November 1996, by Robert M. Lovejoy Jr., as Vice-President of FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, on behalf of said corporation.


                                          Caryl A. Logan
                                        -------------------------------
                                  Notary Public, ______________ County, Michigan My Commission Expires: ____________________


Drafted by and when recorded return to:
David K. McLeod, Esq.
Miller, Canfield, Paddock and Stone
150 West Jefferson, Suite 2500
Detroit, Michigan  48226

                                  EXHIBIT "A"


                               LEGAL DESCRIPTION







Lots 27 through 52 and the East 5 feet of Lot 53, of VOLK'S DEARBORN
HILLS ANNEX SUBDIVISION of part of the southwest 1/4 of Section 20, and part of the Northwest 1/4 of Section 29, Town 2 South, Range 10 East, Village of Inkster, Wayne County, Michigan, as recorded in liber 72, pages 14 and 15 of Plats, Wayne County Records

                                   EXHIBIT B
                                   ---------
                             PERMITTED ENCUMBRANCES
                             ----------------------





Covenants, conditions and restrictions and other provisions but omitting restrictions, if any, based on race, color, religion, sex, handicap, familial status or national origin as contained in instrument recorded in liber 10507, page 330, Register No. D475023, Wayne County Records.

[LOGO]

ISSUED BY
COMMONWEALTH LAND TITLE INSURANCE COMPANY         COMMITMENT FOR TITLE INSURANCE
--------------------------------------------------------------------------------
COMMONWEALTH                           96-09-0224       Dearborn Heights, MI
                                                        Wayne County
                                       Store #5         Frank's Nursery



COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania Corporation, hereby agrees to issue a policy of title insurance as herein before set forth upon satisfactory compliance with the requirements herein set forth and upon payment of the prescribed premium. If any requirement is not satisfied, the title policy will be issued subject to the exceptions which would otherwise be eliminated by compliance with such requirement. The policy will also contain exceptions as to matters affecting the title to subject property which may arise after the date hereof and which have not been eliminated to our satisfaction. all policies are subject to the printed conditions contained in the policy form. Owners' and Mortgage Policies With Exceptions will be issued with standard exceptions as shown herein.

If, at the time the final policy is issued, the estate or interest of the insured in the real estate described herein is created or evidenced by instruments any one of which has not been recorded in the office of the Register of Deeds of the county in which the land is located, the policy to be issued will contain a clause providing that there shall be no liability thereunder to the extent that loss or damage arises from the failure to record the instrument or instruments necessary to evidence such estate or interest.

PROVISIONS APPLICABLE TO ALL COMMITMENTS:

This Commitment is delivered and accepted upon the understanding that the party to be insured has no personal knowledge or intimation of any defect, objection, lien or encumbrance affecting subject property other than those set forth herein and in the title insurance application. Failure to disclose such information shall render this Commitment and any policy issued pursuant thereto, null and void as to such defect, objection, lien or encumbrance. Unless otherwise stated, building and use restrictions are not accompanied by a right of reverter.

All clauses, if any which indicate any preference, limitation or discrimination based on race, color, religion or national origin are omitted from all building and use restrictions, if any shown herein.

This Commitment shall not be valid or binding until is countersigned by an authorized signatory on page one.

  IN WITNESS WHEREOF, COMMONWEALTH LAND TITLE INSURANCE COMPANY has caused its corporate name and seal to be hereunto affixed by its duly authorized officers as of the date shown on page one.




                                COMMONWEALTH LAND TITLE INSURANCE COMPANY




               [COMMONWEALTH LAND TITLE INSURANCE COMPANY SEAL]

Attest:   James J. D. Lynch Jr.                By:  [SIG]

                      Secretary                            President





Form 2074-1 (Michigan)

Prepared by:

Commonwealth Land Title Ins. Company
900 Wilshire Drive                                16801 Newburgh Rd., Ste 102
Suite 305                                         Livonia, Michigan 48154
Troy, Michigan 48084                              (313)462-1165
(810)362-1311 (Troy)
(810)334-3300 (Pontiac)
(313)965-1173 (Detroit)                           File No. E053383

                        COMMITMENT FOR TITLE INSURANCE

EFFECTIVE DATE:  November 29, 1996                        NTS No. 96-09-0224
This commitment is valid and binding for a period of only 90 days from effective date hereof.

FORM OF POLICY TO BE ISSUED:

        A.L.T.A. OWNERS POLICY                     Amount $           .00

        PROPOSED INSURED:

        A.L.T.A. LOAN POLICY                       Amount $  1,200,000.
          (Without Exceptions)

              INSURED:

                                COMERICA BANK

                                DESCRIPTION OF REAL ESTATE

The Land referred to in this Commitment is located in the City of Dearborn Heights, Wayne County, Michigan, and described as follows:

        SEE ATTACHED RIDER

        Tax I.D. No. 036-02-0027-000.

        Tax I.D. No. 036-02-0049-000.

        Tax I.D. No. 036-02-0053-001.

        OWNER, ENCUMBRANCES, EXCEPTIONS TO TITLE, UNPAID TAXES
                AND REQUIREMENTS FOR ISSUANCE OF POLICY

1.      Owner:  Frank's Nursery & Crafts, Inc., a Michigan Corporation



Commitment (MI)
Form 2074-8

                                   "RIDER"

INCLUDED IN AND FORMING PART OF THE COMMONWEALTH LAND TITLE INSURANCE COMPANY FILE NO. E053383.

                          DESCRIPTION OF REAL ESTATE


     Lots 27 through 52 and the East 5 feet of Lot 53, of VOLK'S DEARBORN HILLS ANNEX SUBDIVISION of part of the Southwest 1/4 of Section 20, and part of the Northwest 1/4 of Section 29, Town 2 South, Range 10 East, Village of Inkster, Wayne County, Michigan, as recorded in liber 72, pages 14 and 15 of Plats, Wayne County Records

        RIDER ATTACHED TO AND MADE PART OF COMMITMENT NO. E053383

         REQUIREMENT:  RECORD DISCHARGE.

6. Covenants, conditions and restrictions and other provisions but omitting restrictions, if any, based on race, color, religion, sex, handicap, familial status or national origin as contained in instrument recorded in liber 10507, page 330, Register No. D475023, Wayne County Records.

         "NOTE:" Item (d) under Standard Exceptions of commitment jacket is hereby amended to read as follows:

         (d) Restrictions and Easements and Claims of Easement not shown on record.

10. Liens for any tax and/or assessment which become due and payable on or after the effective date of this Commitment.

"NOTE": ALL OF THE ABOVE ITEMS WILL BE SHOWN ON FINAL POLICY UNLESS ELIMINATED TO OUR SATISFACTION.

Countersigned by:        [SIG]
                 -----------------------------
                  Authorized Officer or Agent

"NOTE:" This Commitment consists of 5 pages. Please call if all pages are not included.

11.      Encroachment of adjoining roof onto subject property to the extent of
         1.8 foot and encroachment of concrete walk into public alley to the extent of 5.8 feet as disclosed by survey prepared by MH Consulting Service Inc. dated September 15, 1995, updated November 21, 1996 and identified as Job No. 95-799.

                REQUIREMENTS FOR ISSUANCE OF MORTGAGE POLICIES

1.      ALL MORTGAGE POLICIES
        (a) Estoppel certificate on form provided by this Company and signed by or on behalf of all mortgagors.

2.      ALTA MORTGAGE POLICIES WITHOUT EXCEPTIONS
        (a) Proper sworn statements and waivers showing payments or release of lien rights covering improvements made on subject land in the last 90 days or satisfactory proof that no improvements have been made within the last 90 days.
        (b) Satisfactory survey by an approved surveyor showing no variation in location or dimensions, encroachments, or adverse rights, and such evidence of possession as may be required.


                             STANDARD EXCEPTIONS

Owners Policies
    Exceptions (a), (b) and (c) under "Mortgagee Policies with Exceptions".
(d) Restrictions and Easements and Claims of Easement now shown of record.
(e) Taxes or special assessments which are not shown as existing liens by the public records.
(f) Rights of Dower, homestead or other marital rights of the spouse, if any, of any individual insured.
(g) Existing water, mineral, oil and exploitation rights which are not of record.



REQUIREMENTS:  1)  If this commitment contains specific requirements please notify us when they have been complied with, and the
                   policy will be issued subject to the requirements below.
               2)  All of these items or matters shown in this Commitment will be shown on the final policy unless eliminated to our
                   satisfaction.





 NOTE:  VALID ONLY WHEN COUNTERSIGNED BY A DULY AUTHORIZED OFFICER OR AGENT.

B-2074-1 (12-88)

[LOGO]

COMMITMENT FOR TITLE INSURANCE (MICHIGAN)

ISSUED BY
COMMONWEALTH LAND TITLE INSURANCE COMPANY

[LOGO] COMMONWEALTH

TITLE INSURANCE SINCE 1876

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